UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 4, 2016

COLT DEFENSE LLC

COLT FINANCE CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

32-0031950
333-171547	27-1237687
(Registration Number)	(IRS Employer Identification Number)

547 New Park Avenue, West Hartford, CT	06110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (860) 232-4489

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

Modified SEC Reporting

As previously reported, on June 14, 2015, Colt Defense LLC (“Colt Defense” and together with Colt Finance Corp., “Colt”) and Colt Holding Company LLC and certain of their subsidiaries and affiliates (collectively, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  The Debtors are continuing to manage their properties and operate their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.  The chapter 11 cases (the “Chapter 11 Cases”) are being jointly administered by the Bankruptcy Court in the proceeding “In re Colt Holding Company LLC, et al.”, Case No. 15-11296.

As previously reported, during the pendency of the Chapter 11 Cases, Colt has adopted a modified reporting program with respect to its reporting obligations under federal securities laws.  In lieu of filing annual reports on Form 10-K and quarterly reports on Form 10-Q, each month Colt will file with the Securities and Exchange Commission (“SEC”) a current report on Form 8-K that will have attached to it the monthly financial report required by the Bankruptcy Court.  Accordingly, Colt does not intend to file periodic reports while the Chapter 11 Cases are pending, but will continue to file current reports on Form 8-K as required by federal securities laws.

Monthly Operating Report

On January 4, 2016, the Debtors filed their monthly operating report for the period beginning November 2, 2015 and ending November 29, 2015 (the “Monthly Operating Report”) with the Bankruptcy Court.  The Monthly Operating Report is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Note Regarding the Monthly Operating Report

Colt cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of Colt.  The Monthly Operating Report is limited in scope, covers a limited time period and has been prepared solely for the purpose of complying with the monthly reporting requirements applicable in the Chapter 11 Cases.  Colt is not required to publicly update the Monthly Operating Report to reflect more current facts or estimates or the occurrence of future events, including if the facts, estimates and assumptions upon which the Monthly Operating Report is based are erroneous.  The Monthly Operating Report was not audited or reviewed by independent public accountants, does not contain all of the information and footnotes required by generally accepted accounting principles in the United States, and is subject to future adjustment and reconciliation.  There can be no assurance that, from the perspective of an investor or potential investor in Colt’s securities, the Monthly Operating Report is complete.  The Monthly Operating Report also contains information for periods which are shorter or otherwise different from those required in Colt’s reports pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”), and such information might not be indicative of Colt’s financial condition or operating results for the period that would be reflected in Colt’s financial statements or in its reports pursuant to the Exchange Act.  Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements.”  These statements about Colt’s expectations, beliefs, plans, objectives, assumptions and future events are not statements of historical fact and reflect only Colt’s current expectations regarding these matters.  Colt’s actual actions and results may differ materially from what is expressed or implied by these statements due to a variety of factors, including (i) the potential adverse impact of the chapter 11 filings on Colt’s liquidity or results of operations, (ii) changes in Colt’s ability to meet financial obligations during the chapter 11 process or to maintain contracts that are critical to Colt’s operations, (iii) the outcome or timing of the chapter 11 process, (iv) the effect of the chapter 11 filings on Colt’s relationships with third parties, regulatory authorities and employees, (v) proceedings that may be brought by third parties in connection with the chapter 11 process, (vi) the Bankruptcy Court approval, (vii) the increased administrative costs related to the chapter 11 process; (viii) Colt’s ability to maintain adequate liquidity to fund operations during the chapter 11 process and thereafter and (ix) other factors listed from time to time in Colt’s filings with the SEC. Forward-looking statements in this Current Report on Form 8-K speak only as of the date on which they are made and Colt undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01                                           Financial Statements and Exhibits.

Exhibit No.	DESCRIPTION
99.1	Monthly Operating Report for the period from November 2, 2015 to November 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLT DEFENSE LLC
COLT FINANCE CORP.

	By:	/s/ Scott Flaherty
	Name:	Scott Flaherty
	Title:	Senior Vice President and Chief Financial Officer

Dated: January 6, 2016